Exhibit 10.5

                             AGREEMENT OF AMENDMENT

         This Agreement is made and entered into this 20th day of October 1997 by and between the Trustees of Oceana Way Associates (hereinafter called "Landlord") and Catalink Direct, Inc. (hereinafter called "Tenant").

                                   WITNESSETH

         WHEREAS, by lease dated July 15, 1993 (hereinafter called the "Lease"), Tenant leases a premises located at 10 Oceana Way, Norwood, Massachusetts; and

         WHEREAS, Landlord and Tenant desire to extend the original term of the Lease and modify certain provisions thereof;

         NOW, THEREFORE, for valuable consideration, the Lease is hereby modified and amended as follows:

          1. In Section 1.1, the definition of Term is deleted and "the period ending July 31, 2001" is inserted in its place.

          2. In Section 1.1 in the definition of Annual Fixed Rent Rate, "and $115,000.00 thereafter" is deleted and the following inserted in its place:

              "$115,000.00 during the fourth and fifth years, $259,586.25 during
              the  sixth  year,   $295,391.25   during  the  seventh  year,  and
              $331,196.25 thereafter."

          3. Section 2.4 is deleted in its entirety.

         Except as expressly amended hereinabove, all of the terms, conditions and provisions of the Lease are ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement of Amendment.

Tenant:                                        Landlord:

Catalink Direct, Inc.                          Oceana Way Associates



By:      /s/ Michael J. McEachern              By: /s/ Roger P. Nordblom
                                               As Trustee but not individually